UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1/A Amendment No. 5 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Tomichi Creek Outfitters
(Name of registrant as specified in its charter)

Nevada	7999	46-3052781
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

68798 Highway 50
Sargents, Colorado 81248
(719) 429-4042
(Address and telephone number of registrant’s principal executive offices)

Harold P. Gewerter, Esq.
Law Offices of Harold P. Gewerter, Esq., Ltd. 5536 S. Ft. Apache, Suite 102 Las Vegas, Nevada 89148 Telephone: (702) 382-1714 Facsimile No. (702) 382-1759
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)
Shares of Common
Stock, par value	3,000,000	$.01	$30,000	$4.09
$0.001

1	3,000,000 shares are being offered by a direct offering at the price of $.01 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Tomichi Creek Outfitters

3,000,000 Shares of Common Stock

$0.01per share

$30,000 Maximum Offering

Tomichi Creek Outfitters (“Tomichi Creek Outfitters” or the "Company") is offering a fixed amount of 3,000,000 shares of its common stock on an all-or-none basis at a fixed price of $0.01 per share.  The price of $0.01 per share is a fixed for the duration of this offering.  There is no minimum investment required from any individual investor.  The shares are intended to be sold directly through the efforts of Jeremy Gindro, our sole officer and director after the effective date of this prospectus.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Tomichi Creek Outfitters.  All subscription funds will be held in a separate (limited to funds received on behalf of Tomichi Creek Outfitters) non-interest bearing Trust Account pending the placement of the fixed amount of 3,000,000 shares of common stock.  If the fixed amount of 3,000,000 shares of common stock is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

Prior to this offering, there has been no public market for Tomichi Creek Outfitter’s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company has no present plans to be acquired or to merge with another company nor does the Company, nor any of its shareholders, have any plans to enter into a change of control or similar transaction.  Our Company has a detailed plan of operation and as such the Company is not a blank check company.

We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB).

The Company is a Shell Company as defined by as defined in Rule 405. As such, no shares will be eligible to be sold or transferred under Rule 144 until in excess of one year from the filing of the equivalent of Form 10 information by the Company with the SEC.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 8.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.01
Maximum	3,000,000	$30,000	$0.00	$30,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.01 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  TOMICHI CREEK OUTFITTERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHISE THE OFFER OR SALE IS NOT PERMITTED.

Tomichi Creek Outfitters does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 2014.

Table of Contents

PART I: INFORMATION REQUIRED IN PROSPECTUS

4

SUMMARY INFORMATION AND RISK FACTORS

4

General Information about the Company

4

The Offering

6

Summary Financial Information

8

Risk Factors

9

Risks Associated with this Offering

12

USE OF PROCEEDS

14

DETERMINATION OF OFFERING PRICE

14

DILUTION

15

SELLING SHAREHOLDERS

16

PLAN OF DISTRIBUTION

16

Offering will be Sold by Our Officer and Director

16

Terms of the Offering

16

Deposit of Offering Proceeds

17

Procedures and Requirements for Subscription

17

DESCRIPTION OF SECURITIES TO BE REGISTERED

17

INTERESTS OF NAMED EXPERTS AND COUNSEL

18

INFORMATION WITH RESPECT TO THE REGISTRANT

19

General Information

19

Business Overview

18

Product  Development

20

Marketing

20

Growth Strategy of the Company

21

Competitor Analysis

21

Patents and Trademarks

23

Need for any Government Approval of Products or Services

23

Government and Industry Regulation

23

Research and Development Activities

23

Environmental Laws

23

Employees and Employment Agreements

23

Description of Property

23

Legal Proceedings

23

Financial Statements

24

Report of Independent Registered Public Accounting Firm

25

Market for Common Equity and Related Stockholder Matters

39

Management’s Discussion and Analysis of Financial Condition and Results of Operations

40

Changes in Disagreements with Accountants on Accounting and Financial Disclosure

43

Quantitative and Qualitative Disclosures about Market Risk

43

Financial Disclosure

43

Directors, Executive Officers, Promoters and Control Persons

43

Executive Compensation

44

Security Ownership of Certain Beneficial Owners and Management

45

Future Sales by Existing

46

Transactions with Related Persons, Promoters and Certain Control Persons

46

MATERIAL CHANGES

47

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

47

DISCLOSURE OF COMMISSION POSITION IN INDEMNIFICATION FOR SECURITIES ACT LIABLIITIES

47

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

50

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

50

INDEMNIFICATION OF DIRECTORS AND OFFICERS

50

RECENT SALES OF UNREGISTERED SECURITIES.

50

EXHIBITS.

51

UNDERTAKINGS

51

PART I: INFORMATION REQUIRED IN PROSPECTUS

 SUMMARY INFORMATION AND RISK FACTORS

Tomichi Creek Outfitters

68798 HIGHWAY 50

SARGENTS, COLORADO 81248

(719) 429-4042

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “Tomichi Creek Outfitters”.

General Information about the Company

Tomichi Creek Outfitters was formed in the state of Nevada on June 25, 2013.  We are a development stage company with a plan of operation to provide clients with an opportunity to harvest a trophy size elk or deer or to enjoy a guided scenic tour on the western slopes of the Rocky Mountains.  Our operations are located in Sargents, Colorado which is approximately four hours southwest from Denver.  We are located just west of the continental divide surrounded by 12,000 to 14,000 foot mountain peaks.  This territory is remote yet accessible with diverse wildlife which is adjacent to the 1.86 million acre Rio Grande National Forest. Our President, Mr. Gindro, as a hobby during his hours off from his regular job has been guiding big game experiences for over 7 years. Mr. Gindro has been compensated directly by the hunters to whom he has acted as guide.  Mr. Gindro has guided at least 30 hunters over the last 12 months and numerous additional hunters in prior years.

Tomichi Creek Outfitter’s primary business is offering professionally guided Elk or Deer animal hunts.  This area of the country is home to trophy size Elk and Mule Deer. Our secondary business includes offering guided scenic tours.  Every season offers an opportunity to view diverse wildlife and scenic views for every season of the year.  We plan to offer guided options in addition to providing maps and information on where clients can locate what they are interested in if they wish to trek on their own.

Current management is comprised of Jeremy Gindro, CEO and President.  Due to the development stage of the Company, Mr. Gindro distributes part of his time toward the everyday operations and forward movement of the corporation.  Mr. Gindro’s responsibilities include acting as the company’s director of operations, as well as determining the overall planning and direction of our Company.  Mr. Gindro has no experience running a business, serving as the CEO of a public company, reviewing financial statements or serving as the CFO of a public company or being responsible for the preparation of the various Exchange Act reports required to be filed by public companies.

Tomichi Creek Outfitters is a development stage company that has not significantly commenced its planned principle operations.  Tomichi Creek Outfitters operations to date have been devoted primarily to start-up and development activities, which include the following:

1.

Development of the Tomichi Creek Outfitters business plan;

2.

Completion of the Company detailed Internal Control and Procedures Manual.  This will serve as a foundation for developing all phases of our operations; and,

3.

Initial promotional work on our website www.tomichicreekoutfitters.com

4.

Defining initial short-term and long-term marketing efforts.

5.

Initial marketing efforts included assembling all contact information from individuals who participated in past guided hunts. Our database currently consists of 31 clients who participated in hunts during the past year.  In addition, we are assembling contact information from numerous other individuals who participated in past hunts but did not return within the past 12 months.  We plan to keep in contact with these individuals through mailers and email contact once our marketing material is finalized. We believe this effort will enable the company to generate revenue upon its execution.

Tomichi Creek Outfitters is attempting to become operational and estimates to start generating revenue approximately six months after the closing of the public offering.  Investors should note that generating revenue approximately six months after the closing of the offering may be an ambitious goal and the Company may not be in a position to generate revenue for a much longer period of time and we may need additional funding in order to sustain our business.  In order to generate revenues, Tomichi Creek Outfitters must address the following areas:

1.

Define principles and beliefs in our marketing material to achieve market recognition as an outfitter that provides experiences where clients keep coming back.

2.

Successfully recruit and hire experienced guides as the business grows.

3.

Establish an aggressive marketing program.

4.

Continuously review our corporate structure and marketing efforts in an effort to nurture sustained growth of the Company.

5.

Position our services for adapting to changing clients’ needs and desires.

6.

Adapt our corporate principles for expanding into complementing services and geographic locations.

7.

Run our Company and conduct business ethically and responsibly.

The Company believes that raising $30,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital we are raising has been budgeted to promote our business through print media and the internet and to become a fully reporting company.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services will be adequate to maintain our business. The company has incurred a net loss of $8,979 as of audit date July 30, 2013.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.   As of audit date July 30, 2013 the Company had $4,621 in cash on hand.  Additional advances from our majority shareholder, subsequent to the October 31, 2013 financial statements presented, has increased our current cash on hand, as of December 31, 2013, to $2,717.  We believe the cash we have available is sufficient to meet the obligations of the Company until we can initiate this raise.  The amount currently on hand is sufficient to meet the current quarterly costs of our quarterly filing; we anticipate completion of our initial raise prior to our next filing requirements. The Company’s monthly burn rate has been approximately $1,900 per month, considering working capital effects, since inception and it anticipates that this burn rate will remain fairly constant until the close of the offering.   While the Company completes the registration process and completes the raise; our President, Mr. Gindro has agreed to provide funds to the Company to meet its obligations. We anticipate the costs of these obligations could total approximately $9,000 and these advances will not be repaid from the raised funds. We estimate $9,000 is sufficient to keep the Company in compliance with regulatory agencies and meet its obligations to prudently further the business of the Company for the 180 date period the raise may take. While management estimates $9,000 for such costs; there is no maximum amount of funds that Mr. Gindro has agreed to provide.

Tomichi Creek Outfitters currently has one officer and director. This individual allocates time and personal resources to Tomichi Creek Outfitters on a part-time basis and devotes approximately 15 hours a week to the Company.  Once the public offering is closed, Mr. Gindro plans to spend the time necessary to oversee business development, marketing campaigns, website design, and direct the primary operations of the business.

As of the date of this prospectus, Tomichi Creek Outfitters has 10,000,000 shares of $0.001 par value common stock issued and outstanding.

Tomichi Creek Outfitters has administrative offices located at 68798 Highway 50, Sargents, Colorado 81248.  Mr. Gindro, our sole office and director, provides the office on a rent-free basis.

Tomichi Creek Outfitters’ fiscal year end is July 31.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

The following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	Tomichi Creek Outfitters is offering an all-or-none, self-underwritten basis, a fixed amount of 3,000,000 shares of its common stock.

Offering Price per Share:	$.01

Offering Period:

The shares are being offered for a period not to exceed 180 days.  There is no minimum investment required to be purchased from any individual investor.  This is an all-or-none offering; if the fixed amount is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering will terminate when the sale of all 3,000,000 shares is completed.

Escrow Account:

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Tomichi Creek Outfitters” and will be deposited in a separate (limited to funds received on behalf of Tomichi Creek Outfitters) non-interest bearing law office trust bank account until the all-or-none fixed amount of the Offering proceeds are raised.  No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending the achievement all-or-none fixed amount of the offering and no funds shall be released to Tomichi Creek Outfitters until such a time as the all-or-none fixed amount of proceeds are raised (see the section titled "Plan of Distribution" herein).  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Written notice will be mailed to each investor that the all-or-none fixed amount of proceeds has been received and the offering proceeds have been distributed to the Company.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Tomichi Creek Outfitters’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Tomichi Creek Outfitters and is therefore not an independent third party.

The offering will terminate when the sale of all 3,000,000 shares is completed.

The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of a notice of termination signed by the Company, or at any time the Escrow Agent may resign by giving written notice to such effect to the Issuer.  Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Amounts or the Fund to any successor escrow agent jointly designated by the parties thereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement.  The termination of services or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the parties’ notice of termination or (B) to the parties thereto of the Escrow Agent’s written notice of resignation.  If at that time the Escrow Agent has not received a designation of successor escrow agent, the Escrow Agent’s sole responsibility after that time shall be to keep the Escrowed Amounts or the Fund safe until receipt of a designation of a successor escrow agent or a joint written disposition instruction by the parties thereto or an enforceable order of a court of competent jurisdiction.  The resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund.

Net Proceeds to Company:	$30,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding
Before the Offering:	10,000,000 common shares

Number of Shares Outstanding
After the Offering:	13,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Tomichi Creek Outfitters’s assets, book value, historical earnings, or net worth.

Tomichi Creek Outfitters will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, marketing, office supplies, business development, rent, contractor fees, office equipment leases, website design fees, and other administrative related costs.

The Company has not presently secured an independent stock transfer agent. Tomichi Creek Outfitters has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Tomichi Creek Outfitters common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

Summary Financial Information

The following tables set forth summary financial data derived from Tomichi Creek Outfitters’ financial statements.  Table A is the Audited Statements of Operations for the period from inception (June 25, 2013) to July 31, 2013.  Table B is the Unaudited Statements of Operations for the three months ended October 31, 2013 and the period from inception (June 25, 2013) to October 31, 2013.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, Tomichi Creek Outfitters has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

Table A.  Audited Statement of Operations Data

Cumulative Results from June 25, 2013 (inception date) to July 31, 2013
Audited Balance Sheet Data:
Total Revenues	$ 0
General and Administrative Expenses	$ 679
Professional Fees	$ 8,300
Net Loss	$ 8,979

Table B.  Unaudited Statement of Operations Data

	3 months ended October 31, 2013	Cumulative Results from June 25, 2013 (inception date) to July 31, 2013
Unaudited Balance Sheet Data:
Total Revenues	$ 0	$ 0
General and Administrative Expenses	$ 30	$ 30
Professional Fees	$ 2,758	$ 2,758
Net Loss	$ 2,758	$ 2,578

Risk Factors

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

JEREMY GINDRO, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 15 HOURS PER WEEK TO COMPANY MATTERS.

Our business plan does not provide for the hiring of any additional employees and may never generate enough revenue to support the hiring of additional employees.  Therefore, the responsibility of developing and furthering the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Jeremy Gindro. Once the public offering is closed, Mr. Gindro plans to spend the necessary time to finalize business development, direct the marketing campaign, and oversee the primary operations of the business. Mr. Gindro, our sole officer has no experience in our intended line of business. While Mr. Gindro does not intend to quit his construction job upon the closing of the offering, he does intend to limit the hours at his job so he can dedicate the necessary time to the operation of this business.  It is anticipated that as the business grows Mr. Gindro will eventually fully quit his construction job.

MR. GINDRO DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES.

While Mr. Gindro has minimal business experience including management and he does not have experience in a public company setting, including not having serves as a principal accounting officer or principal financial officer. The Company’s needs could exceed the amount of time or level of experience he may have.  This could result in his inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits.

MR. GINDRO IS INVOLVED IN OTHER BUSINESS ACTIVITIES WHICH MAY POTENTIALLY RESULT IN A CONFLICT OF INTEREST.

We have not formulated a plan to resolve any possible conflict of interest with his other business activities. Mr. Gindro’s other business activities are limited to being employed as a Supervisor working for a construction company.  His responsibilities include operating heavy machinery to dig foundations, septic tanks, and underground utilities lines and piping for residential properties.  Mr. Gindro is also instrumental in procuring new business for the Company and supervising all phases of the rough build-out of single family structures.  In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

The Company was incorporated on June 25, 2013; we have not yet commenced our full-scale business operations and we have not yet realized any revenues. We have minimal operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE ARE A SHELL COMPANY AND THEREFORE INVESTORS SHOULD BE AWARE OF THE HIGHLY ILLIQUID NATURE OF YOUR INVESTMENT.

The Company is a Shell Company as defined by as defined in Rule 405. As such, no resales may be made or transferred under Rule 144 until one year from after the Company is no longer considered a shell company and have filed the equivalent of Form 10 information with the Commission.

OUR PRINCIPAL SHAREHOLDERS MAY CAUSE TOMICHI CREEK OUTFITTERS TO ISSUE ADDITIONAL SHARES AFTER THE OFFERING IN ORDER TO FUND THE BUSINESS AND THEREBY FURTHER DILUTE THE HOLDINGS OF ANY PURCHASERS SHARES IN THIS OFFERING.

Our principal shareholders may cause Tomichi Creek Outfitters to issue additional shares after the offering in order to fund the business and thereby further dilute the holdings of any purchasers in this offering.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

AUDITOR’S GOING CONCERN

As shown in the financial statements accompanying this prospectus, Tomichi Creek Outfitters has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our Independent Auditors, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

As of audit date July 31, 2013 the Company has $4,321 cash on hand.  This cash is sufficient for the Company to meet its obligations for the next six months since there will be minimal financial obligations until the Company can initiate its planned raise. The Company’s main obligations during this time will occur quarterly for accounting and audit review. Once the Company can initiate the raise Mr. Gindro, our sole office and director, has agreed to advance the Company funds to meet its obligations. These obligations will mainly consist of accounting, audit and other compliance related expenses.  We anticipate the costs of these obligations could total approximately $9,000 and these advances will not be repaid from the raised funds.  While management estimates $9,000 for such costs; there is no maximum amount of funds that Mr. Gindro has agreed to provide. Mr. Grindo has access to funds to meet the obligations in this discussion.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.  IF WE DO NOT SELL ALL THE SHARES IN THIS OFFERING AS IT IS AN ALL-OR-NONE OFFERING THEN WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

Tomichi Creek Outfitters has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated any cash from operations to be profitable.  Unless Tomichi Creek Outfitters begins to generate sufficient revenues to finance operations as a going concern, Tomichi Creek Outfitters may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Tomichi Creek Outfitters to cease operations if additional financing is not available. However, Tomichi Creek Outfitters believes that if it is successful to place the all-or none offering the net proceeds of the Offering should be sufficient to satisfy the launch and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not generated any revenue to date from operations. In order for us to continue with our plans and operating our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKET’S ACCEPTANCE OF OUR PLANNED SERVICES. IF THE OUTDOORS ENTHUISASTS MARKET DOES NOT FIND OUR SERVICES DESIRABLE AND WE CANNOT ATTRACT CLIENTS, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer big game guided hunts and viewing tour services that the market accepts and is willing to utilize is critically important to our success. We cannot be certain that the services we offer will be accepted by the marketplace.  As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we offer alternative services or alter our services and marketing efforts and pursue alternative or complementing revenue generating services.

THE LOSS OF THE SERVICES OF JEREMY GINDRO COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Jeremy Gindro. If he were unable to perform his services, this loss of his capabilities could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another qualified individual.  The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE OUTFITTERS MARKETPLACE IS HIGHLY COMPETITIVE.  IF WE CANNOT DEVELOP AND PROMOTE CONFIDENCE IN OUR COMPANY THAT THE MARKET AND INDIVIDUALS ARE WILLING TO ACCEPT., WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY AND OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Tomichi Creek Outfitters has many potential competitors in the outfitters marketplace.  We acknowledge that our competition is competent, experienced, and they have greater financial, and marketing resources than we do at the present. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to the development, promotion, and marketing of their services than are available to us.

Some of Tomichi Creek Outfitters’ competitors may also offer a wider range of services and have greater name recognition.  They have greater customer loyalty bases and these competitors may be able to respond more quickly to new or changing opportunities.  In addition, our competitors may be able to undertake more extensive promotional activities, and adopt more aggressive advertising campaigns than Tomichi Creek Outfitters at the present.

Risks Associated with this Offering

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Tomichi Creek Outfitters or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Tomichi Creek Outfitters is Jeremy Gindro who also serves as its Director, President, Secretary, and Treasurer.  Mr. Gindro holds 10,000,000 restricted shares of Tomichi Creek Outfitters common stock.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Tomichi Creek Outfitters common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE JEREMY GINDRO, TOMICHI CREEK OUTFITTERS’S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF TOMICHI CREEK OUTFITTERS ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Jeremy Gindro, Tomichi Creek Outfitters’s President, Secretary, and Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Tomichi Creek Outfitters security holders, including the election of directors. Mr. Gindro would retain 76.9% ownership in Tomichi Creek Outfitters common stock assuming the offering is attained.  Such concentrated control may also make it difficult for Tomichi Creek Outfitters stockholders to receive a premium for their shares of Tomichi Creek Outfitters common stock in the event Tomichi Creek Outfitters enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Tomichi Creek Outfitters. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $6,640 cost of this Registration Statement to be paid from proceeds raised. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Tomichi Creek Outfitters business, financial condition, and prospects that reflect Tomichi Creek Outfitters management’s assumptions and beliefs based on information currently available. Tomichi Creek Outfitters can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Tomichi Creek Outfitters assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Tomichi Creek Outfitters’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our services, effectiveness of our marketing, our ability to attract new customers, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Tomichi Creek Outfitters functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management.  The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $6,640.  Management prepared the milestones based on placement of the entire offering.  The costs associated with operating as a public company are included in our budget and management is responsible for the preparation of the required documents to keep the costs to a minimum.  We estimate generating revenue approximately six months following closing of the offering. Investors should note that generating revenue approximately six months after the closing of the offering may be an ambitious goal and the Company may not be in a position to generate revenue for a much longer period of time and we may need additional funding in order to sustain our business.

Tomichi Creek Outfitters intends to use the proceeds from this offering as follows:

Application of Proceeds	$	% of total

Total Offering Proceeds	30,000	100.00

Offering Expenses
Legal & Professional Fees	2,000	6.67
Accounting Fees	3,500	11.67
Edgar Fees	740	2.47
Blue-sky fees	400	1.33
Total Offering Expenses	6,640	22.13

Net Proceeds from Offering	23,360	77.87

Use of Net Proceeds
Accounting Fees	8,000	26.67
Licensing Fees	1,800	6.00
Legal and Professional Fees	1,500	5.00
Convention and Exposition Fees	3,000	10.00
Sales & Marketing	7,560	25.20
Website Development	1,500	5.00
Total Use of Net Proceeds	23,360	77.87

Total Use of Proceeds	30,000	100.00

Notes:

1.  None of the proceeds allocated are intended to pay the CEO, or Directors of the Company.

2.  The Company has not allocated any funds for leading trips and purchasing equipment.  All  necessities for the trip will be paid for from deposits for services including food. All hunts are paid for in full in advance of the scheduled dates and therefore all amenities required for guided trips would be paid for from this payment.  In an effort to minimize overhead, the Company rents all amenities required for the multiple day hunts including cabin(s) rentals, recreational vehicles, transportation vehicles, cooking and related equipment and we provide meals for the duration of the hunt.

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Tomichi Creek Outfitters’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION

Dilution figures based on Audited Financial Statements dated July 31, 2013.

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Tomichi Creek Outfitters’s issued and outstanding stock. This is due in part because of the common stock issued to the Tomichi Creek Outfitters’s officer, director, and employee totaling 10,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. Tomichi Creek Outfitters’s net book value as of July 31, 2013 was $1,021. Assuming all 3,000,000 shares offered are sold, and in effect Tomichi Creek Outfitters receives fixed amount of estimated proceeds of this offering from shareholders, Tomichi Creek Outfitters’s net book value will be approximately $0.0022 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0078 per share while the Tomichi Creek Outfitters present stockholder will receive an increase of $0.0021 per share in the net tangible book value of the shares that he holds. This will result in a 78% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased and received shares in Tomichi Creek Outfitters previously:

Maximum
Offering
Book Value Per Share Before the Offering	$0.0001

Book Value Per Share After the Offering (1)	$0.0022

Net Increase to Original Shareholders	$0.0021

Decrease in Investment to New Shareholders	$0.0078

Dilution to New Shareholders (%)	78%

Note:

(1)

Calculations based on after deducting Offering Expenses estimated in aggregate, at $6,640.

Dilution figures based on Unaudited Financial Statements dated October 31, 2013

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Tomichi Creek Outfitters’ issued and outstanding stock. This is due in part because of the common stock issued to the Tomichi Creek Outfitters’ officer, director, and employee totaling 10,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. Tomichi Creek Outfitters’ net book value as of October 31, 2013 was ($1,737). Assuming all 3,000,000 shares offered are sold, and in effect Tomichi Creek Outfitters receives fixed amount of estimated proceeds of this offering from shareholders, Tomichi Creek Outfitters’ net book value will be approximately $0.0020 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0080 per share while the Tomichi Creek Outfitters present stockholder will receive an increase of $0.0022 per share in the net tangible book value of the shares that he holds. This will result in a 80% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased and received shares in Tomichi Creek Outfitters previously:

Maximum
Offering
Book Value Per Share Before the Offering	$(0.0002)

Book Value Per Share After the Offering (1)	$0.0020

Net Increase to Original Shareholders	$0.0022

Decrease in Investment to New Shareholders	$0.0080

Dilution to New Shareholders (%)	80%

Note:

(1)

Calculations based on after deducting Offering Expenses estimated in aggregate, at $6,640.

SELLING SHAREHOLDERS

There are no selling shareholders in this offering.

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  After the effective date of this prospectus, Mr. Gindro, the sole officer and director, intends to advertise through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mr. Gindro will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Tomichi Creek Outfitters as a possible investment.  In offering the securities on our behalf, Mr. Gindro will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Gindro will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Mr. Gindro is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation;

b.

Mr. Gindro is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c.

Mr. Gindro is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and,

d.

Mr. Gindro is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same will not purchase any shares in this offering.

Terms of the Offering

Tomichi Creek Outfitters is offering, on an all-or-none, self-underwritten basis, a fixed amount of 3,000,000 shares of its common stock at a fixed price of $0.01 per share.  The price of $0.01 per share is fixed for the duration of the offering. There is no minimum number of shares required to be purchased by any individual investor.  This is the initial offering of Common Stock of Tomichi Creek Outfitters and no public market exists for the securities being offered.  The shares are intended to be sold directly through the efforts of Jeremy Gindro, our sole officer and director. If the all-or-none fixed amount is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering will terminate when the sale of all 3,000,000 shares is completed.

For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Tomichi Creek Outfitters” and will be deposited in a separate (limited to funds received on behalf of Tomichi Creek Outfitters) non-interest bearing law office trust bank account until the all-or-none fixed amount of proceeds are raised.  No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending placement of the all-or-none fixed amount of 3,000,000 shares of common stock (see the section titled "Plan of Distribution" herein).  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Written notice will be mailed to each investor that the fixed amount has been received and the offering proceeds have been distributed to the Company.   All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd. Failure to do so will result in checks being returned to the investor who submitted the check. Tomichi Creek Outfitters’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Tomichi Creek Outfitters and is therefore not an independent third party.

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Tomichi Creek Outfitters has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Tomichi Creek Outfitters were to enter into such arrangements, Tomichi Creek Outfitters will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Tomichi Creek Outfitters has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, Tomichi Creek Outfitters has identified Colorado, Nevada, California and Utah as the states where the offering will be sold.

Deposit of Offering Proceeds

All subscription agreements and checks should be delivered to “Law Offices of Harold P. Gewerter, Esq., Ltd., 5536 S. Ft. Apache Road, Suite 102, Las Vegas, Nevada 89148.  No funds shall be released to Tomichi Creek Outfitters until such a time as the placement of the all-or-none fixed amount of securities is achieved (see the section titled "Plan of Distribution" herein).  If the fixed amount of securities is not achieved within 180 days of the date of this prospectus all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  Tomichi Creek Outfitters’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Tomichi Creek Outfitters and is therefore not an independent third party.  The offering will terminate when the sale of all 3,000,000 shares is completed.

The fee of the Escrow Agent is $2,500.00. (See Exhibit 99.2).  Our President Mr. Gindro, has verbally agreed to pay the Escrow Fee of $2,500.  He will not be reimbursed for this expense from the proceeds raised.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.1 and sending it together with payment in full to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Tomichi Creek Outfitters” 5536 S. Ft. Apache Road, Suite 102, Las Vegas, Nevada 89148.  All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is no minimum number of shares required to be purchased by any individual investor.  Tomichi Creek Outfitters reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Tomichi Creek Outfitters accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Tomichi Creek Outfitters’s authorized capital stock consists of nil shares of preferred stock with a par value $.001, and 200,000,000 shares of common stock with a par value $.001 per share.

PREFERRED STOCK

Tomichi Creek Outfitters has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification preferred stock authorized as stated in the Articles of Incorporation.

COMMON STOCK

Tomichi Creek Outfitters’s authorized capital stock consists of 200,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of Tomichi Creek Outfitters common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Tomichi Creek Outfitters directors.

PREEMPTIVE RIGHTS

No holder of any shares of Tomichi Creek Outfitters stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, Tomichi Creek Outfitters has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Tomichi Creek Outfitters does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Tomichi Creek Outfitters will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (June 25, 2013) to July 31, 2013 are included in this prospectus.   They were audited by Messineo & Co., CPA’s, LLC, 2471 N. McMullen Booth Road, Suite 302, Clearwater, Florida 33759.  We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Offices of Harold P. Gewerter, Esq., Ltd., 5536 S. Ft. Apache, Road, Suite 102, Las Vegas, Nevada 89148, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.  The Law Offices of Law Offices of Harold P. Gewerter, Esq., Ltd., is the named escrow agent for establishing a non-interest bearing bank account at the branch of Wells Fargo and bearing the title set forth on the Information. The Escrow Agent fee is $2,500.00 and is payable upon establishing the escrow account.

INFORMATION WITH RESPECT TO THE REGISTRANT

General Information

Tomichi Creek Outfitters was incorporated in the State of Nevada on June 25, 2013 under the same name. Since inception, Tomichi Creek Outfitters has not generated revenues and has accumulated losses in the amount of $8,979 as of July 31, 2013.  Tomichi Creek Outfitters has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Tomichi Creek Outfitters has yet to commence principle planned operations.  As of the date of this Registration Statement, Tomichi Creek Outfitters has commenced only minimal operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from its business services.  Tomichi Creek Outfitters believes that, if it obtains the proceeds from this offering, it will be able to implement the full business plan and conduct business pursuant to the business plan for the next twelve months.

Tomichi Creek Outfitter’s administrative office is located at 68798 Highway 50, Sargents, Colorado 81248.

Tomichi Creek Outfitter’s fiscal year end is June 30.

Business Overview

Tomichi Creek Outfitters was formed in the state of Nevada on June 25, 2013.  We are a development stage company with a plan of operation to provide clients with an opportunity to harvest a trophy size elk or deer or to enjoy a guided scenic tour on the western slopes of the Rocky Mountains.  Our operations are located in Sargents, Colorado which is approximately four hours southwest from Denver.  We are located just west of the continental divide surrounded by 12,000 to 14,000 foot mountain peaks.  This territory is remote yet accessible with diverse wildlife which is adjacent to the 1.86 million acre Rio Grande National Forest.  Our President, Mr. Gindro, has as a hobby during his hours off from his regular job has been guiding big game experiences for over 7 years. Mr. Gindro's family first homesteaded some land in the area in 1890 and has been guiding hunts for generations.  Guiding hunts has been a Gindro family tradition over the generations and was mainly done by word of mouth.  While the remainder of the family is no longer guiding; Jeremy Gindro incorporated Tomichi Creek Outfitters and plans to continue this family tradition and formalize the business.

Tomichi Creek Outfitter’s primary business is offering professionally guided Elk or Deer animal hunts.  This area of the country is home to trophy size Elk and Mule Deer. Our secondary business includes offering guided scenic tours where every season offers an opportunity to view diverse wildlife and unique scenic views. We plan to offer guided options in addition to providing maps and information on where clients can locate what they are interested in if they wish to trek on their own.

Product  Development

Big Game Hunts

Tomichi Creek plans to offer several different hunts and our most popular include elk, mule deer, whitetail deer, and antelope.  The terrain we hunt can range in elevation from 6,000 to 12,000 feet.  We offer guided hunts that range from day hunts where clients bring all their own gear to multiple day hunts which include camping in areas where the game is most plentiful.  Multiple day hunts include personalized service with cooked meals.  Guided hunts range in price from $1,500 up to $10,000 per person.  A starting fee of $1,500 per person would include a guide taking clients to an area where their desired game animal is currently located and this location would be selected based on our recent scouting efforts.  The clients bring all their own gear for $1,500 per person.  A fee of $3,000 per person would include a guide providing services for multiple days.  A fee of $10,000 per person is a multiple day hunt that includes personalized services  including transportation to the hunting site, fully cooked meals and accommodations located on or near the hunting site.  It is the belief of management based upon past fees paid for guidance, that $10,000 is a reasonable fee given the provided amenities.  All hunts are paid for in full in advance of the scheduled dates.  In an effort to minimize overhead, the Company rents all amenities required for the multiple day hunts.  The Company would rent cabin(s), recreational vehicles, transportation vehicles, cooking and related equipment and provide meals for the duration of the hunt.

All hunts are paid for in full, and in advance, so the Company never experiences out-of-pocked expenses.  All fees are paid to the Company and guides are paid 10% of the fees and they get to keep all tips received as this is the industry standard.

Scenic Tours

We are located on the western slopes of the Rocky Mountains adjacent to the Rio Grande National Forest located in southern Colorado. The Rio Grande River begins its 1800 mile journey to the Gulf of Mexico high up in the San Juan Mountains in the western most part of the Forest. The Continental Divide runs for 236 miles along most of the western border of the Forest and the rugged tops of the Sangre de Cristo Mountains form the eastern border.  Between these two mountain ranges the San Luis Valley is located which is a large agricultural alpine valley. The Forest is composed of many ecosystems ranging from high elevation desert at 7600 feet above sea level to rocky precipices at over 14,300 feet in the breath-taking majestic Sangre de Cristo Mountains.  Other attractions include many rivers have their headwaters here, and about 25 miles of the Conejos River has been recommended for Wild and Scenic designation. We plan to offer half-day and full day guided tours. We plan to charge $250 for a half day tour and up to $500 for a full day’s scenic tour.

Marketing

The marketing of our Company will be a continually evolving and adapting effort.  Our long-term goal is to brand our company as professional and a destination where people will want to return too. We plan to market our Company utilizing print advertising, attending out-of-doors trade shows, and website marketing.  All our marketing efforts will focus on getting clients to our location. Whether they come to hunt, or want a scenic experience, our goal is that they enjoy the experience and word-of-mouth references will be our greatest reward.

Print Advertising

In our print advertising we plan to place emphasis on our spectacular scenery.  We plan to develop separate brochures for marketing our scenic tours and for our trophy hunts.  In the scenic tour brochures we plan to include spectacular pictures and descriptions of what clients can expect to see given the four seasons of the year.  Spring offers Mountains still blanketed with snow while lower elevations begin to dry out and vegetation begins to appear.  Summer is a time when the higher elevations still hold large snow fields on north facing slopes and the alpine wildflowers begin to bloom.   Autumn is when the Aspens first begin to turn gold which is followed by the rest of the Forest brilliantly showing its colors.  Winter is when the snow begins to fall and depending upon the elevation certain areas can average over 460 inches of snow a year.

We plan to develop another print advertising campaign that will emphasize our big game hunting.  The brochures will include pictures of trophy size game animals that make their home in the area and the terrain they inhabit.  We plan to emphasize the diverse landscape available to hunt along with the wide variety of game animals.

Out-of-doors Trade Shows

We plan to market our Company by attending various out-of-doors trade shows during the next twelve months.  Most of the shows we plan to attend are located in Colorado and neighboring states including Nebraska, New Mexico and Nevada.  We have budgeted in our “Use of Proceeds” the funds required to attend three out-of-doors shows.  All the trade shows we plan to attend offer a 10x10 foot booth where we can market our Company to trophy game hunters and as a scenic destination.   The shows we plan to attend include the International Sportsman Expo, the Rocky Mountain Elk Foundation Denver Chapter and the Rocky Mountain Elk Foundation National.

Web Site

We plan to hire a web designer to further develop our website www.tomichicreekoutfitters.com .  To date we have secured the web address and our President Mr. Grindro has put forth an effort so our Company has a presence on the world wide web.  In an effort to drive clients to our site we plan to utilize Search Engine Marketing.  One form of internet marketing involves the promotion of websites by increasing our visibility through search engine results.  This optimization is achieved in many ways from simple listing on a search engine, to paid inclusion or sponsored listings and advertising. Sponsored links or advertising could be achieved by placing our Company as a banner advertisement with established outdoor outfitters (at the present we do not have any agreements in place with any outdoor outfitters). Other Search Engine Marketing involves a search engine company charging a fee for the inclusion of a website in their result pages.  Most notable search engine companies have paid inclusion products. Depending upon the marketing approach we choose to adopt; this form of marketing can dramatically increase our visibility in the marketplace and is a less expensive alternative.

Growth Strategy of the Company

First and foremost, we believe we have established the foundation for a company build for long-term success.  We believe we will accomplish this through our marketing efforts which will initially attract clients and then the service we plan to provide that will keep them coming back. The planned growth strategy of the Company includes developing a website marketing campaign that can display the current conditions and upcoming events as it relates to the changing seasons.

Competitor Analysis

There are only two other outfitters with a fifty mile radius of our location and they both consist of individuals who operate their business on a part-time basis.  The competition offers similar services and we consider them to be competent, experienced and they may have greater financial and marketing resources than we do at the present time.  Some of our competitors also offer a wider scope of outdoor services and have greater name recognition within the marketplace.  The Company is not aware of any other outfitters located outside of our area that operate in the same territory which we intend to operate.   We believe there is market share available for our Company based on the following three reasons.  The territory in which we intend to operate is vast and there are only two other competitors which we have identified.  The territory is richly populated with deer and elk where walk-up licenses are available as opposed to most other locations in North America that have a draw system.  Lastly, we believe there is market share available for our Company and as the economy continues to improve we believe there will be sufficient market share growth available for our company to expand operations.  We believe that to sustain operations long-term in this market we must establish a corporate foundation built on solid principles and provide superior services.

12 Month Growth Strategy and Milestones

The following growth strategy and milestones are based on the estimates made by management.  The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $6,640.  The costs associated with operating as a public company are included in our budget and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments. We believe that we have prudently budgeted the $30,000 to sustain operations for a twelve-month period. If we begin to generate profits, we will increase our marketing and promotional activity accordingly. We estimate generating revenue approximately six to months following closing of the offering.  Investors should note that generating revenue approximately six months after the closing of the offering may be an ambitious goal and the Company may not be in a position to generate revenue for a much longer period of time and we may need additional funding in order to sustain our business.

Note: The Company planned the milestones and estimated expenditures based on quarters following the closing of the public offering.

Quarter

0-3 Months (estimated expenditures $6,300)

-

Evaluate and hire a web designer/developer.

-

Assemble and web site content.

-

Purchase $10,000 Security Bond, liability insurance and Commercial Special Recreation Permit. Generally, Insurance carriers require a fee of 10% of the amount of the bond.  The cost for the Bond, the liability insurance cost and the Commercial Recreation Permit fee is included in the “Use of Proceeds” section.

-

Evaluate upcoming outdoor shows and expositions for attending.

-

Initiate marketing material and brochure contents.

4-6 Months (estimated expenditures $6,250)

-

Finalize web site design and content.

-

Finalize calendar for outdoor shows and expositions and place deposits.

-

Finalize web site design and content.

-

Finalize marketing material.

-

Initiate website marketing and promotional activities at the end of the quarter.

-

Address accounting, audit and legal requirements to remain in compliance with governmental and regulatory agencies.

7-9 Months (estimated expenditures $4,500)

-

Continue with marketing and promotional activities.

-

Attend outdoor shows and expositions.

-

Initiate the evaluation of and identifying possible joint venture opportunities with competitors.

-

Initiate drafting of a two-year business plan utilizing knowledge gained from the first nine months of operations.

10-12 Months (estimated expenditures $6,310)

-

Analyze web-site and print marketing generated leads and their revenue generating effectiveness.  Make necessary adjustments/changes.

-

Analyze overall marketing effectiveness and address deficiencies.

-

Further evaluate and identify possible joint venture opportunities and any other opportunities which can complement our business model.

-

Finalize detailed two-year marketing and business plan.

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Products or Services

Colorado requires a business license for the Company, a Commercial Special Recreation Permit, and guide licenses for guides. All our guides we plan to hire are currently in compliance with the license requirements. The Company is also required to register with the Colorado Office of Outfitters and acquire a $10,000 surety bond and liability insurance.  The Company has budgeted $1,800 for all other required permits and licenses.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date.  In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Jeremy Gindro who currently devotes approximately 15 hours a week to our business and is responsible for the primary operation of our business.  Once the public offering is closed, Mr. Gindro plans to spend the time necessary to run the marketing campaign and direct the primary operations of the business.  There are no formal employment agreements between the company and our current employee.

Description of Property

Tomichi Creek Outfitters uses an administrative office located at 68798 Highway 50, Sargents, Colorado 81248.  Mr. Gindro, the sole officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Legal Proceedings

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

Financial Statements

TOMICHI CREEK OUTFITTERS

(A Development Stage Company)

Financial Statements

For the Period Ended July 31, 2013

24

Messineo & Co, CPAs LLC 2471 N McMullen Booth Rd Ste. 302 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder

Tomichi Creek Outfitters

Sargents, Colorado

We have audited the accompanying balance sheet of Tomichi Creek Outfitters, a development stage entity, (the "Company") as of July 31, 2013 and the related statement of operations, stockholder’s equity and cash flows for the period from  June 25, 2013 (date of inception) through  July 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tomichi Creek Outfitters as of July 31, 2013 and the results of its operations and its cash flows for the period form June 25, 2013 (date of inception) through July 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss, has not generated revenue, has not emerged from the development stage, and may be unable to raise further equity or attain financing. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Messineo & Co, CPAs LLC

Clearwater, Florida

August 19, 2013

A.) Audited Financial Statements as of July 31, 2013 TOMICHI CREEK OUTFITTERS

(A Development Stage Company)

BALANCE SHEET

July 31, 2013

ASSETS

CURRENT ASSETS
Cash	$4,621
TOTAL CURRENT ASSETS	4,621
TOTAL ASSETS	$4,621

LIABILITIES AND STOCKHOLDER’S EQUITY/(DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$3,500
Due to related party	100
TOTAL CURRENT LIABILITIES	3,600

STOCKHOLDER’S EQUITY
Common Stock, $0.001 par value
Authorized
200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 Shares of common stock at $0.001 per share	10,000
Deficit accumulated during the development stage	(8,979)
TOTAL STOCKHOLDER’S EQUITY	$1,021
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$4,621

The auditors’ report and accompanying notes are an integral part of these financial statements.

TOMICHI CREEK OUTFITTERS

(A Development Stage Company)

STATEMENT OF OPERATIONS

Cumulative results
from inception
(June 25, 2013) to
July 31, 2013
REVENUE

Revenues	$-
Total Revenues	-

EXPENSES

Office and general	679
Professional Fees	8,300
Total Expenses	(8,979)
-
Provision for Income Taxes
NET LOSS	$(8,979)

BASIC AND DILUTED LOSS PER COMMON SHARE	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	9,459,459

The auditors’ report and accompanying notes are an integral part of these financial statements.

TOMICHI CREEK OUTFITTERS

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)
From inception (June 25, 2013) to July 31, 2013

				Deficit
	Common Stock			accumulated
			Additional	during the
	Number of		Paid-in	development
	shares	Amount	Capital	stage	Total

Inception (June 25, 2013)	$-	$-	$-	$-	$-

Founder’s shares issued for cash at $0.001
per share on June 27, 2013	8,000,000	8,000	-	-	8,000

Shares issued for services at $0.001 On June 27, 2013	2,000,000	2,000	-	-	2,000

Net loss for the period from inception from inception through July 31, 2013				(8,979)	(8,979)

Balance, July 31, 2013	10,000,000	$10,000	$-	$(8,979)	$1,021

The auditors’ report and accompanying notes are an integral part of these financial statements.

TOMICHI CREEK OUTFITTERS

(A Development Stage Company)
STATEMENT OF CASH FLOWS

Cumulative
results from
June 25, 2013
(inception date) to
July 31, 2013

OPERATING ACTIVITIES
Net loss	$(8,979)
Adjustments to reconcile net loss to net cash used in operating activities:
Common shares issued for services	2,000
Change in operating assets and liabilities:
Increase in accounts payable and accrued expense	3,500
NET CASH USED IN OPERATING ACTIVITIES	(3,479)

FINANCING ACTIVITIES
Issuance of common stock	8,000
Loans from Related Party	100
NET CASH PROVIDED BY FINANCING ACTIVITIES	8,100

NET INCREASE ( DECREASE) IN CASH	4,621

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$4,621

Supplemental Cash Flow Information and Noncash Financing Activities:
Cash paid for:
Interest	$-
Taxes	$-

The auditors’ report and accompanying notes are an integral part of these financial statements.

TOMICHI CREEK OUTFITTERS

(A Development Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

July 31, 2013

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Tomichi Creek Outfitters was formed in the state of Nevada on June 25, 2013.  We are a development stage company with a plan of operation to provide clients with an opportunity to harvest a big game animal or to enjoy a guided scenic tour on the western slopes of the Rocky Mountains.  Our operations are located in Sargents, Colorado which is approximately four hours southwest from Denver.  We are located just west of the continental divide surrounded by 12,000 to 14,000 foot mountain peaks.  This territory is remote yet accessible and with diverse wildlife which is adjacent to the 1.86 million acre Rio Grande National Forest.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended July 31, 2013, the Company had no operations. As of July 31, 2013 the Company had not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The sole officer/director has agreed to advance funds to the Company to meet its obligations at his discretion.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statement of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues generated from operations.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalent.  At July 31, 2013, the Company had $4,621 in cash.

Advertising

Advertising costs are expensed as incurred.  As of July 31, 2013 no advertising costs have been incurred.

Property

The Company does not own or rent any property.  The office space is provided by the CEO at no charge.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Stock Based Compensation

The Company issues restricted stock to consultants for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.   The Company recognized consulting expenses and a corresponding increase to additional paid-in-capital related to stock issued for services.  Stock compensation for the periods presented were issued for past services provided, accordingly, all shares issued are fully vested, and there is no unrecognized compensation associated with these transactions.  For agreements requiring future services, the consulting expense is to be recognized ratably over the requisite service period.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

Fair Value of Financial Instruments

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 - RELATED PARTY

In support of the Company's efforts and cash requirements, it has relied on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by these related parties.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.  At July 31, 2013, the President has loaned the Company $100 and does not expect repayment.  The majority shareholder expects that there will be additional advances required in the near term and is committed to forgive amount due periodically when the accumulated advances become material. This amount has been forgiven in the subsequent period.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The Company does not have employment contracts with its key employees, including the controlling shareholder who is an officer of the Company.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

NOTE 5 - CAPITAL STOCK

The Company is authorized to issue an aggregate of 200,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.  At July 31, 2013, 10,000,000 common shares are issued and outstanding.

On June 27, 2013, the Company issued 8,000,000 Founder’s shares at $0.001 per share (par value) for total cash of $8,000.

On June 27, 2013, the Company issued 2,000,000 shares for services provided since inception.  These shares were issued at par value ($0.001 per share) for services valued at $2,000.

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6 - INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of 2013 is as follows:

July 31, 2013

Net operating loss carry forward	8,979
In Effective Tax rate	34%
Deferred Tax Assets	3,053
Less: Valuation Allowance	(3,053)
Net deferred tax asset	$ 0

The net federal operating loss carry forward will expire in 2033.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 7- COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8- SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 19, 2013, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

B)  Unaudited Financial Statements as of October 31, 2013

Tomichi Creek Outfitters

(A Development Stage Company

Balance Sheets

	October 31, 2013	July 31, 2013
	(unaudited)	(audited)
ASSETS
Current Assets
Cash	$477	$4,621
Total Current Assets	$477	$4,621
TOTAL ASSETS	$477	$4,621
LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accts Payable & Accrued Expenses	$2,114	$3,500
Due to Related Party	$100	$100
Total Current Liabilities	$2,214	$3,600
TOTAL LIABILITIES	$2,214	$3,600
STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock, $0.001 Par Value
Authorized Common Stock
200,000,000 shares at $0.001
Issued and Outstanding
10,000,000 Common Shares at October 31, 2013 & July 31, 2013	$10,000	$10,000
Deficit Accumulated During the Development Stage	$(11,737)	$(8,979)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	$(1,737)	$1,021
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$477	$4,621

The accompanying notes are an integral part of these financial statements.

Tomichi Creek Outfitters

(A Development Stage Company

Condensed Statements of Operations

(unaudited)

	Three months ended October 31, 2013	Inception (June 25, 2013) through October 31, 2013

REVENUE	$-	$-
Revenues
Total Revenues

EXPENSES
General & Admin	$30	$709
Professional Fees	2,728	11,028
Total Expenses	2,758	11,737

Provision for Income Taxes	-	-
NET LOSS	$(2,758)	$(11,737)

BASIC AND DILUTED LOSS PER COMMON SHARE	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,000,000

The accompanying notes are an integral part of these financial statements.

Tomichi Creek Outfitters

(A Development Stage Company

Condensed Statements of Cash Flows

(unaudited)

	Three months ended October 31, 2013	Cumulative Results from Inception (6/25/13) to October 31, 2013
OPERATING ACTIVITIES
Net Income	$(2,758)	$(11,737)
Adjustments to reconcile Net Income
to net cash provided by operations:
Increase (decrease)in AP & Accrued Expenses	$(1,386)	$2,114
Shares Issued for Services		$2,000
Net cash provided by Operating Activities	$(4,144)	$(7,623)

FINANCING ACTIVITIES
Issuance of Common Stock		$8,000
Loans from Shareholders		$100
Net cash provided by Financing Activities		$8,100
Net increase/decrease in Cash for period	$(4,144)	$477
Cash at beginning of period	$4,621	$-
Cash at end of period	$477	$477

Supplemental Cash Flow Information and noncash Financing Activities:
Cash Paid For:

Common Shares Issued for Services	$-	$2,000

The accompanying notes are an integral part of these financial statements.

Tomichi Creek Outfitters
(A Development Stage Company)
Notes to the Condensed Interim Financial Statements
October 31, 2013

(unaudited)

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Tomichi Creek Outfitters was formed in the state of Nevada on June 25, 2013.  We are a development stage company with a plan of operation to provide clients with an opportunity to harvest a big game animal or to enjoy a guided scenic tour on the western slopes of the Rocky Mountains.  Our operations are located in Sargents, Colorado which is approximately four hours southwest from Denver.  We are located just west of the continental divide surrounded by 12,000 to 14,000 foot mountain peaks.  This territory is remote yet accessible and with diverse wildlife which is adjacent to the 1.86 million acre Rio Grande National Forest.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended October 31, 2013, the Company had no operations. As of October 31, 2013 the Company had not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheets, statements of operations and statements of cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s July 31, 2013 audited financial statements.  The results of operations for the period ended October 31, 2013 are not necessarily indicative of the operating results for a full year.

Unaudited Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X.  Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading.  The results of operations for such interim periods are not necessarily indicative of operations for a full year.

Advertising

Advertising costs are expensed as incurred.  As of October 31, 2013 and July 31, 2013, no advertising costs have been incurred.

Property

The Company does not own or rent any property.  The office space is provided by the CEO at no charge.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

38

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 4 - RELATED  PARTY TRANSACTIONS

At October 31, 2013 and July 31, 2013, the President has loaned the Company $0 and $100, respectively and does not expect repayment.

NOTE 5 - CAPITAL STOCK

The Company is authorized to issue an aggregate of 200,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.  At October 31, 2013 and July 31, 2013, 10,000,000 common shares are issued and outstanding, respectively.

On June 27, 2013, the Company issued 8,000,000 Founder’s shares at $0.001 per share (par value) for total cash of $8,000.

On June 27, 2013, the Company issued 2,000,000 shares for services provided since inception.  These shares were issued at par value ($0.001 per share) for services valued at $2,000.

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 2, 2014, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

Market for Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

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Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

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Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

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Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

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Contains a toll-free number for inquiries on disciplinary actions;

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Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

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Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

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The bid and offer quotations for the penny stock;

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The compensation of the broker-dealer and its salesperson in the transaction;

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The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

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Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent.  Tomichi Creek Outfitters has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

SELECTED FINANCIAL DATA

Since the Company qualifies as a smaller reporting company, as defined by § 229.10(f)(1), we are not required to provide the information required by this Item.

SUPPLEMENTARY FINANCIAL INFORMATION

Since the Company qualifies as a smaller reporting company, as defined by § 229.10(f)(1), we are not required to provide the information required by this Item

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operation

The Company will not be in a position to commence operations until after the offering is closed.  Upon receipt of the proceeds from the raise the Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Until the Company receives funds from the raise, Mr. Gindro, our sole office and director, has agreed to advance the Company funds to meet its obligations.  We anticipate the costs of these obligations could total approximately $9,000 and these advances will not be repaid from the raised funds.  While management estimates $9,000 for such costs; there is no maximum amount of funds that Mr. Gindro has agreed to provide.  Mr. Grindo has access to funds to meet the obligations in this discussion.  Mr. Gindro, because he is the sole officer and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.  Mr. Gindro has agreed to advance the funds to the Company and does not expect repayment of the funds as they will be booked as capital contribution.

The Company is currently operating out of office space provided by our President Mr. Gindro.  We believe that this space is adequate until we start to generate sufficient reviews with a need to expand operations.  The industry standard is to hire guides and any other support staff on a per job basis.  We anticipate hiring 20-24 support staff to fill these positions.  Based on the growth of the Company we plan to hire full time employees as we generate sufficient revenues.  Guided hunts range in price from $1,500 up to $10,000 per person.  Depending upon the size of the group it typically requires one to three guides.  All hunts are paid for in full, and in advance, so the Company never experiences out-of-pocked expenses.  All fees are paid to the Company and guides are paid 10% of the fees and they get to keep all tips received as this is the industry standard.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management.  The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $6,640.  The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments.  Offering proceeds raised of $30,000 is budgeted to sustain operations for a twelve-month period.  If we begin to generate profits, we will increase our marketing and sales activity accordingly.  We estimate generating revenue approximately six months following closing of the offering. Investors should note that generating revenue approximately six months after the closing of the offering may be an ambitious goal and the Company may not be in a position to generate revenue for a much longer period of time and we may need additional funding in order to sustain our business.

We plan to complete our milestones as follows:

0- 3 MONTHS

We have budgeted $1,000 in the Website Development line item in the “Use of Proceeds” section to place an initial deposit with a web designer.  We have not yet identified a web designer for further developing our website.  We expect to complete our due diligence and place a deposit with a web designer to enhance our efforts to date.  The Company has budgeted $2,000 as a deposit for Sales and Marketing material including brochures and flyers that we plan to initiate during this timeframe. We have budgeted $1,800 in Licensing Fees line item in the “Use of Proceeds” section for the Security Bond, liability insurance and the Commercial Recreation Permit fee. The cost for the Company to keep in compliance is budgeted in the Accounting line item for $1,500.  Our overall goal for this timeframe is to finalize our corporate planned structure for the next twelve months.  During this timeframe we specifically want to direct efforts to upgrading the content of our website and tie in our planned marketing efforts.

4-6 MONTHS

The Company plans to finalize the web site development and implementation at an additional cost of $500.  This amount is allocated for in the Website Development line item in the “Use of Proceeds” section.  The Company also plans to finalize the marketing and promotional material and we have budgeted $2,000 in the Sales and Marketing line item for this cost.  During this timeframe we plan to have our due diligence complete for the outdoor shows and expositions we plan to attend during the next nine months.  We plan to place deposits for booth space to attend the shows and we have budgeted $1,500 in the Convention and Exposition Fees line item in the “Use of Proceeds” section.  During this period we expect to incur $1,500 in accounting and audit fees to remain in compliance with governmental and regulatory agencies.  In addition, we have budgeted $750 in the Legal and Professional line item for any legal issues we may incur.  Our overall goal for this timeframe is to initiate our overall marketing strategy as each component we plan to have finalized including our website, marketing material, and the conventions and expositions we plan to attend.

7-9 MONTHS

We have budgeted $1,500 in the Convention and Exposition Fees line item in the “Use of Proceeds” section as we plan to start attending the outdoor shows previously booked.  An amount of $1,500 is budgeted in the Sales and Marketing line item in the “Use of Proceeds” section for additional marketing efforts which may include search engines or direct marketing efforts.  During this period we expect to incur $1,500 in accounting and audit fees to remain in compliance with governmental and regulatory agencies.   During this quarter we plan to start generating revenue from our services.

10-12 MONTHS

By the fourth quarter of operations, we hope to have generated sufficient revenues to sustain operations.  During this timeframe, we plan to analyze our past nine months of operations including our web sites lead/revenue generating effectiveness.  This review of our operations to date will allow the Company to make the necessary adjustments and changes to further the growth of the Company.  In addition, this review will provide valuable information for finalizing our two-year overall business plan with emphasis on expanding our services.  The Company has budgeted $2,060 in the Sales and Marketing line item for continuing our marketing and promoting efforts.  During this period we expect to incur $3,500 in accounting and audit fees to remain in compliance with governmental and regulatory agencies. In addition, we have budgeted $750 in the Legal and Professional line item for any legal expense we may incur.

Note: The Company’s planned milestones are based on quarters following the closing of the offering.  We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.  Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

LIQUIDITY

As of October 31, 2013, we are not aware of any demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in a material increases or decreases in our liquidity.

As of October 31, 2013 the Company has $477 cash on hand.  This cash is estimated to be insufficient for the Company to meet its obligations for the next twelve months.  It is estimated that the cash on hand will be insufficient to meet current obligations for the subsequent three months.   There will be minimal financial obligations until the Company can initiate its planned raise. The Company’s main obligations during this time will occur quarterly for accounting, audit review and public filing requirements.  While the Company completes the registration process and completes the raise; our President, Mr. Gindro has agreed to provide funds to the Company to further its business plans.  We anticipate the costs of these obligations could total approximately $9,000 and these advances will not be repaid from the raised funds.  We estimate $9,000 is sufficient to keep the Company in compliance with regulatory agencies and meet its obligations to prudently further the business of the Company for the 180 date period the raise may take.  While management estimates $9,000 for such costs; there is no maximum amount of funds that Mr. Gindro has agreed to provide.

CAPITAL RESOURCES

As of October 31, 2013 we had no material commitments for capital expenditures.

OFF-BALANCE SHEET ARRANGEMENTS

As of October 31, 2013 we had no off-balance sheet arrangements.

Changes in Disagreements with Accountants on Accounting and Financial Disclosure

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is Messineo & Co, CPAs, LLC, 2471 North McMullen Booth Road, Suite 302, Clearwater, Florida 33759.

Quantitative and Qualitative Disclosures about Market Risk

Information required under this caption is not required for the Company since it is a smaller reporting company.

Financial Disclosure

Our fiscal year end is July 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the Date of Inception, June 25, 2013, through July 31, 2013 are located in the section titled “Financial Statements”.

Directors, Executive Officers, Promoters and Control Persons

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name Jeremy Gindro *	Age 23	First Year as Director August 2013	Position President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer, Sole Director

* For period from June 25, 2013 (date of inception) through current Mr. Jeremy Gindro is the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer and sole Director of the Company.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Jeremy Gindro - President, Secretary, Treasurer and Director -   From September 1, 2005 through Present, Mr. Gindro has been a big game guide for individuals and groups of hunters as a hobby.  From May 2008 through Present, Mr. Gindro is employed as a Supervisor working for Jim Gindro Construction, Pueblo, Colorado.His responsibilities include operating heavy machinery including back hoes and bobcats to dig foundations for new homes, septic tanks, and underground utilities lines and piping for new and existing homes. Mr. Gindro is also instrumental in procuring new business for the Company and supervising all phases of the rough build-out of single family structures.

Guiding hunts has been a Gindro family tradition over the generations and was mainly done by word of mouth.  Mr. Gindro’s family first homesteaded some land in the area in 1890 and has been guiding hunts for generations. Our President, Mr. Gindro, has been guiding big game for over seven years mainly as a hobby during his hours off from his regular job.  Mr. Gindro has guided at least 30 hunters over the last 12 months and numerous additional hunters in prior years.  Our database currently consists of 31 clients who participated in hunts during the past year.  In addition, our President Mr. Gindro is currently assembling contact information from numerous other individuals who participated in past hunts but did not return within the past 12 months.  While the remainder of the family is no longer guiding; Jeremy Gindro incorporated Tomichi Creek Outfitters and plans to continue this family tradition and formalize the business.  Management believes that Mr. Gindro possesses the skills and attributes to serve as an officer and director of Tomichi Creek Outfitters.

In 2011 Mr. Gindro was the founder of Green Tech Enterprises.  The Limited Liability Colorado Company was formed for the specific purpose of bidding on government funded landscaping jobs.  Mr. Gindro’s role with the Company was to bid on available jobs and once a bid was secured he had planned to oversee the daily operations of the business.  Green Tech Enterprises was never awarded any projects and therefore Mr. Gindro closed the business within a twelve month period.  The Company is currently listed with the Colorado Secretary of State as “delinquent” and within the next thirty days it will be "dissolved.".

Mr. Gindro has not held any other directorships in the past five years.

Mr. Gindro has not been involved in any legal proceedings in the past ten years.

The Company does not pay Mr. Gindro a salary and has no plans to pay him a salary. However, in the event he acts as a guide for any of the hunts he will receive compensation for his services.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our President, Secretary, Treasurer, and Director who occupied such position as of the date of this Prospectus, for all services rendered in all capacities to us for the period from Inception (June 25, 2013) through July 31, 2013.  The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time. We also do not currently have any benefits, such as health or life insurance, available to our employees.

Name and Position	Year*	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Jeremy Gindro President, CEO, CFO , Secretary, Treasurer, Director	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

*     For period from June 25, 2013 (date of inception) through current.

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors; however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the Date of Incorporation on June 25, 2013, Tomichi Creek Outfitters has not compensated Mr. Gindro, the President, Secretary and Treasurer.  The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

Security Ownership of Certain Beneficial Owners and Management

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of	Name, Title and Address of Beneficial	Amount of Beneficial	Before	After
Class	Owner of Shares (1)	Ownership (2)	Offering	Offering (3)

Common	Jeremy Gindro, President, CEO, and Director	10,000,000	100%	76.9%

All Officers and
Directors as a
Group		10,000,000	100%	76.9%

1.  The address of each executive officer and director is c/o Tomichi Creek Outfitters, 68798 Highway 50, Sargents, Colorado 81248.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.  Assumes the sale of the fixed amount of this offering (3,000,000 shares of common stock) by Tomichi Creek Outfitters. The aggregate amount of shares to be issued and outstanding after the offering is 13,000,000.

Future Sales by Existing

A total of 10,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

The Company is a Shell Company as defined by as defined in Rule 405. As such, no resales may be made or transferred under Rule 144 until one year from after the Company is no longer considered a shell company and have filed the equivalent of Form 10 information with the Commission.

Our principal shareholder does not have any plans to sell her shares at any time after this offering is complete.

Transactions with Related Persons, Promoters and Certain Control Persons

Jeremy Gindro is our sole officer and director.  We are currently operating out of the office space that Mr. Gindro provides on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

Ms. Jeremy Gindro is a promoter of the Company and shall receive no compensation for the placement of the offering.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On or about June 25, 2013, Jeremy Gindro, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in the amount of $650 and made a $7,350 equity investment in the Company totaling $8,000.00.  On June 27, 2013 the Company issued 8,000,000 shares of common stock at $0.001 par value to Jeremy Gindro, the Company’s founder, for the equity investment and expenses paid from personal funds.

On June 27, 2013 the Company issued 2,000,000 shares of common stock at $.001 par value to Jeremy Gindro, the Company’s founder, for services including formation of the Company and for work performed over the last four months developing and furthering the business of the Company.  These services were valued in the amount of $2,000.

At July 31, 2013, the President has loaned the Company $100.  Mr. Gindro, our President, advanced the money to the Company and does not expect repayment.  The funds will be book as capital contribution.

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. These amounts would represent advances or amounts paid in satisfaction of certain liabilities as they come due. The advances may be considered temporary in nature and may not be formalized by a promissory note. The Company does not have any advances by related parties that are currently outstanding.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Until the Company receives funds from the raise, Mr. Gindro, our sole office and director, has agreed to advance the Company funds to meet its obligations. Mr. Gindro has agreed to advance the funds to the Company and does not expect repayment of the funds as they will be booked as capital contribution. We anticipate the costs of these obligations could total approximately $9,000 and these advances will not be repaid from the raised funds.  While management estimates $9,000 for such costs; there is no maximum amount of funds that Mr. Gindro has agreed to provide.  Mr. Gindro, because he is the sole office and direct, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of this member.

The Company utilizes space provided by the majority shareholder without charge.  Rent was $0 for all periods presented.

The Company does not have an employment contract with its key employee, the sole shareholder who is the Chief Executive Officer and Chief Financial Officer.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

MATERIAL CHANGES

The Company has not incurred any material changes as of the date of this offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION IN INDEMNIFICATION FOR SECURITIES ACT LIABLIITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Tomichi Creek Outfitters in connection with registering the sale of the common stock. Tomichi Creek Outfitters has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the all-or-none fixed amount of offering proceeds are raised.

Legal and Professional Fees	$ 2,000
Accounting Fees	$ 3,500
Edgar Fees	$ 740
Blue Sky Qualifications	$ 400

Total:	$ 6,640

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Tomichi Creek Outfitters’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Tomichi Creek Outfitters indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Tomichi Creek Outfitters request as an officer or director. Tomichi Creek Outfitters may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself/herself in good faith and reasonably believed that his/her conduct was in, or not opposed to, Tomichi Creek Outfitters’s best interests. In a criminal action, he/she must not have had a reasonable cause to believe his/her conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Tomichi Creek Outfitters shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Tomichi Creek Outfitters shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/he may be made a party, or in which he/he may become involved, by reason of being or having been a director, officer, employee or agent of Tomichi Creek Outfitters or is or was serving at the request of Tomichi Creek Outfitters as a director, officer, employee or agent of Tomichi Creek Outfitters, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Tomichi Creek Outfitters. Tomichi Creek Outfitters shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Tomichi Creek Outfitters as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On or about June 25, 2013, Jeremy Gindro, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in the amount of $650 and made a $7,350 equity investment in the Company totaling $8,000.00.  On June 27, 2013 the Company issued 8,000,000 shares of common stock at $0.001 par value to Jeremy Gindro, the Company’s founder, for the equity investment and expenses paid from personal funds.

On June 27, 2013 the Company issued 2,000,000 shares of common stock at $.001 par value to Jeremy Gindro, the Company’s founder, for services including formation of the Company and for work performed over the last four months developing and furthering the business of the Company.  These services were valued in the amount of $2,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation

3.2	Bylaws

5	Opinion of Harold P. Gewerter, Esq., Ltd.

23.1	Consent of Independent Auditor

23.2	Consent of Counsel (See Exhibit 5)

99	Additional Exhibits

99.1	Subscription Agreement
99.2	Escrow Agreements

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date is it first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registration will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the registrant’s counsel  the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sargents, State of Colorado on January 2, 2014.

Tomichi Creek Outfitters
(Registrant)

By: /s/ Jeremy Gindro
Jeremy Gindro
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeremy Gindro
Jeremy Gindro	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	January 2, 2014

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